                                                                    Exhibit 10.5

Note: Portions of this exhibit indicated by"[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this Company's confidential treatment request.


                             Distributor Agreement
                             ---------------------


This Distributor Agreement (the "Agreement") is made effective as of the 31st day of March, 2000 (the "Effective Date"), by and between Airspan Networks Incorporated, a company incorporated under the laws of the State of Washington having its principal office at 777 108th Avenue NE, Suite 1895, Bellevue, Washington 98004 ("Airspan") and GLS LLC, ("Distributor") a limited liability company incorporated under the laws of the State of South Dakota having its principal office at 501 Fourth Street, Sergeant Bluff, IA 51054.

                                  WITNESSETH:

WHEREAS, Airspan is engaged in the design and manufacture of various telecommunications product lines, including, among others, those product lines more completely described in Schedule I hereto (the product lines described in Schedule I, as from time to time amended in accordance with the provisions of this Agreement, are hereinafter called the "Airspan Products") the hardware components thereof are sometimes referred to separately as "Equipment," the software components thereof are sometimes referred to separately as "Software" as defined in Section 11.1, and an arrangement of Equipment which, when interfaced with Software, is operable to perform predetermined functions, is referred to as a "System");

WHEREAS, Distributor is engaged in the promotion of sales of telecommunications products; and

WHEREAS, Airspan desires to appoint Distributor as a Distributor for the Airspan Products for the territory described in Schedule II hereto (the "Territory").

NOW, THEREFORE, in consideration of the mutual promises herein contained, it is hereby agreed as follows:

1.   APPOINTMENT.
     -----------

       1.1 Subject to the provisions of this Agreement, Airspan hereby appoints Distributor as an independent, exclusive distributor to assist Airspan in marketing the Airspan Products to customers in the Territory, and Distributor hereby accepts such appointment as of the Effective Date of this Agreement. Distributor's appointment as a distributor of the Airspan Products grants to Distributor only a license to resell the

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                                     Page 1

Airspan Products to Distributor's customers in the Territory, and does not transfer any right, title, or interest in any of the Airspan Software to Distributor.

     1.2 Distributor's relationship to Airspan is that of an independent contractor, and nothing in this Agreement shall constitute Distributor as the agent or employee of Airspan. Distributor shall have no authority to accept any order or make any offer (except as herein stated), or execute any instrument or make any commitment on behalf of Airspan. Specifically, without in any way limiting the generality of the foregoing, Distributor agrees not to make any representation, guarantee, or warranty on Airspan's behalf concerning the Airspan Products, but will refer customers to Airspan's printed literature. Nothing contained in this Agreement is to be construed as a limitation or restriction upon Airspan in the sale or other disposition of any of its products to any person, firm, or corporation inside or outside of the Territory. Airspan will pay no commissions under this Agreement. Distributor's compensation is to be obtained solely by the difference between the price Distributor pays to Airspan and the price Distributor charges its customers. The parties also acknowledge that this Agreement is not intended to create a joint venture or partnership between Airspan and Distributor.

       1.3 Distributor will use its best efforts to maintain and support the Airspan Products within the Territory by devoting such attention, time, and effort as may be reasonably necessary to fully develop the available market potential. During the term of this Agreement, and for a period of three (3) months following the expiration or termination of this Agreement, Distributor agrees that neither it nor any organization or entity controlled or directed by it will, without Airspan's prior, written consent, represent a manufacturer or supplier of products similar in design or performance to or which are of such a nature as to be competitive with any products contained in the Airspan Products, nor will Distributor market or otherwise promote the sale of such products. Distributor will give Airspan thirty (30) days' prior, written notice of each new potential representation role being considered by Distributor, and Distributor will not undertake such representation without Airspan's prior, written consent, such consent not to be unreasonably withheld. Except as provided above, in no event will Airspan consent to Distributor's consultation for or representation of a manufacturer or supplier, which is directly or indirectly, a competitor of Airspan.

       1.4 Distributor shall maintain a place of business at the location specified in Section 21.10 where Distributor can be contacted by Airspan, customers, and prospective customers during regular business hours with a permanent mailing address and an accessible cellular telephone, and will provide Airspan with written notice promptly upon any change in address. Distributor agrees to assume all of the expenses of this place of business, including rent, stenographic services, and all other expenses except as specifically assumed in writing by Airspan.


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                                     Page 2

       1.5 Airspan will provide Distributor with such commercial and technical assistance and training as may reasonably be necessary, in Airspan's sole judgment, to enable Distributor to effectively carry out its activities under this Agreement and, in connection therewith, to provide such sales promotional materials, as Airspan may deem appropriate. Airspan will provide such technical support as is reasonable and necessary to maintain the product line as a viable competitor in the market.

2.  REPRESENTATIONS AND WARRANTIES.

Distributor hereby represents and warrants as follows:

     a. Distributor has been duly registered in accordance with any and all relevant legislation, has received any and all necessary governmental authorizations to enter into and perform its obligations under this Agreement, and that its entry into and performance under this Agreement will not violate applicable legislation;

     b. Distributor is duly registered with all necessary tax authorities and is in compliance with all payment obligations in accordance with applicable legislation. No claims against or investigations of Distributor with respect to its tax obligations exist;

     c. Distributor is not currently involved in any litigation, arbitration, or other legal proceedings in which claims are being asserted against Distributor which might affect its ability to perform its obligations under this Agreement, nor is Distributor aware of any unasserted claims against Distributor of this nature; and

     d. Distributor's bank accounts have been established and operated in accordance with applicable legislation. All transactions of Distributor required to be carried out through authorized banks have been so carried out. Distributor is not, has not, and warrants that it will not breach any currency regulation or currency control legislation. Distributor further warrants that it is not, has not, and will not breach any bank secrecy act, rules or regulations.

3.  SERVICES.

     3.1 In addition to the above, the Distributor will perform the following services under this Agreement:

     a. In cooperation with Airspan, identify potential customers and project opportunities within the Territory that will lead to sales/licenses of Airspan Products and services;

     b. Prepare reports on the opportunities that will include: (1) description of the project; (2) assessment of the appropriate fit to Airspan Products and

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                                     Page 3
     services; (3) dollar size and timing of the project; (4) competitive assessment; and (5) identification of key decision makers and other technical and commercial contacts;

     c. Assist and advise Airspan in the preparation and delivery of appropriate marketing and sales programs;

     d. Initiate and coordinate meetings at all levels for the appropriate Airspan employees to evaluate the identified projects;

     e. Initiate and assist in the preparation of sales and technical meetings with customers, and where appropriate, attend these meetings with Airspan personnel and provide administrative support and translation services;

     3.2 Distributor will use its best efforts to vigorously and aggressively promote the sale of Airspan Products within the Territory. Such efforts shall include, but shall not be limited to, that advertising within the Territory which is reasonably necessary. All such advertising shall follow the general statements made in advertising prepared by Airspan. All advertising shall contain a prominent reference to Airspan, indicating the actual commercial origin of Airspan Products so advertised. Distributor shall not make any claims in its advertising which exceed or contradict claims made by Airspan in its printed materials.

     3.3 Distributor will train and maintain a sufficient number of technical and sales personnel in order to: (a) serve the demands and needs of its customers for Airspan Products, service, and support; and (b) carry out the obligations of Distributor under this Agreement.

     3.4 Distributor and its staff will be conversant with the technical language related to Airspan Products and will develop sufficient knowledge of the industry, Airspan Products, and products competitive with Airspan Products (including specifications, features, and benefits) so as to be able to explain in detail to customers the differences between Airspan Products and competitive products. Distributor will conduct or provide for any training of its personnel which may be necessary to impart such knowledge.

     3.5 Distributor and its staff will research the technical requirements and specifications of the market for Airspan Products in the Territory and make information known to Airspan such that Airspan may, at its discretion, implement appropriate technical changes to the Products to enable them to be sold in the Territory. Airspan acknowledges that, subject to a further and separate Agreement, such changes may be implemented in the future by Distributor, with the assistance of Airspan.

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                                     Page 4

     3.6 Distributor agrees to purchase and stock a comprehensive inventory of spare parts based upon the recommended list set forth in Schedule III to this Agreement.

     3.7 Distributor agrees to provide to its customers' installation services for all Airspan Products. All such installation services shall be performed by Distributor in accordance with Airspan's latest installation standards as provided by Airspan.

     3.8 Distributor agrees to train and have readily available a maintenance staff to efficiently and expeditiously maintain or upgrade all Airspan Products purchased or licensed by Distributor from Airspan. Maintenance shall be performed in accordance with Airspan's latest maintenance standards for Airspan Products, as provided by Airspan, by Distributor's own personnel and may not be subcontracted or delegated to any other person or entity without Airspan's prior, written authorization.

     3.9 Distributor agrees to provide and maintain those facilities adequate to meet the obligations set forth in this section and of the Agreement. Distributor further agrees to provide all of the sales and support functions set forth in this section at no charge to Airspan.

     3.10 Distributor agrees not to actively seek to promote, rent, lease, sell, sublicense or authorize the rental, sale or sublicense of Airspan Products outside of the Territory [without the prior written approval of Airspan], but nothing in this Agreement shall prevent Distributor from renting, selling or sublicensing the Airspan Products to customers outside of the Territory in response to an unsolicited request from such customer.

     3.11 During the term of this Agreement Distributor agrees that neither it nor any organization or entity controlled or directed by it will, without Airspan's prior, written consent, represent a manufacturer or supplier of products similar in design or performance to or which are of such a nature as to be competitive with any products contained in the Airspan Products.

     3.12 The parties mutually agree that by April 30, 2000, the parties will negotiate and execute a National Accounts Consulting Agreement whereby the Distributor will receive consulting fees and commissions for the sale and deployment of Airspan's products on a national basis. It is the intent of the parties to jointly pursue the sale of products to said companies and to enter into and complete contracts for the deployment of products in this manner.


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                                     Page 5

4.   ORDERING PROCEDURE.

     4.1 The following procedures shall be followed with respect to each purchase order issued by Distributor:

     a. During the Term, Distributor will inform Airspan of its intent to purchase Equipment and Installation Services (but only if Airspan expressly agrees to perform such Installation Services) and to license Software, by sending to Airspan a written order. This written order (the "Purchase Order") will state the type of Equipment, System, or Installation Services that Distributor wants to purchase and the Software Distributor wants to license, the price of the ordered items (the "Contract Price") as set forth in Schedule IV, "Price List" (which is hereby incorporated by reference) and the proposed delivery and installation dates, if applicable.

     b. Each Purchase Order shall specifically incorporate by reference the terms and conditions of this Agreement, and no additional or different terms and conditions stated in a Purchase Order, any letter, or otherwise shall be binding unless expressly referred and agreed to by Airspan in writing. In the event of a conflict between the terms and conditions of this Agreement and of any Purchase Order issued hereunder, or if the Purchase Order does not reference the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

     4.2 If a Purchase Order is accepted by Airspan, Airspan will issue an order acknowledgment to Distributor within five (5) business days of Airspan's receipt of the written Purchase Order from Distributor.

5.   RECORDS AND REPORTING.

     5.1 At Airspan's request, within fifteen (15) days of the end of each calendar month, Distributor will provide to Airspan a written report showing, for the just-ended calendar month: (a) Distributor's shipments of Airspan Products by dollar volume, both in the aggregate and for such categories as Airspan may designate from time to time; (b) forecasts of Distributor's anticipated orders by product; (c) Distributor's current inventory levels of Airspan Products, in the aggregate and by product; and
     (d) any other information which Airspan may reasonably request.

     5.2 Distributor will promptly advise Airspan concerning any market information which comes to Distributor's attention regarding Airspan, Airspan Products, Airspan's market position, or the continued competitiveness of Airspan Products in the marketplace. Distributor will confer with Airspan from

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                                     Page 6
     time to time, at Airspan's request, on matters relating to market conditions, distribution forecasting, and product planning.

     5.3 For at least two (2) years after termination of this Agreement, Distributor will maintain its records, contracts, and accounts relating to distribution of Airspan Products, and will permit examination thereof by authorized representatives of Airspan at all reasonable times.



6.   CONTRACT PRICE

     6.1 The Contract Price for each item of Equipment, Installation Services, or Software is as specified in Schedule IV and shall be paid to Airspan in US Dollars (US$) free of any withholding tax and of any currency controls or other restrictions. The Contract Price includes:

          a.   The price of the Equipment;

          b.   The fee for the licensing of the Software;

          c. If Installation Services are ordered and such order is accepted by Airspan, the charges for installing and testing each unit of Equipment or Software;

          d. The charges for the warranty of the Equipment and Software in accordance with Sections 14 and 15; and

          e. Costs in accordance with delivery obligations set forth in Sections 8.1 and 8.2.

          [*]

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                     Page 7

     Airspan warrants that during the term of this Agreement, the prices at which Airspan sells to Distributor products supplied under this Agreement shall be no less favorable to the Distributor than those prices at which Airspan sells, at substantially the same time in the United States, similar products and pursuant to similar terms and conditions as those by which Airspan sells Products to the Distributor under this Agreement. Products shall only be deemed similar if they provide like functionality. The terms and conditions shall only be deemed similar if the product is supplied pursuant to an agreement or arrangement of similar duration and commitment, provides for similar warranties and after service commitments, involves similar spare part and support commitments, has the same payment and other financial terms, and otherwise has similar terms and conditions.

          6.2 The Contract Price is shown in Schedule IV and shall include applicable duties, taxes or imposts, including all export or import duties. Sales taxes and contractor's excise taxes shall be itemized on all Purchase Orders. The parties agree that the Contract Price in Schedule IV shall be firm for a minimum period of twenty-four (24) months from the Effective Date. After the above period of twenty-four (24) months, Exhibit B may be revised by Airspan giving thirty (30) days written notice to Distributor.

     7.  PAYMENT TERMS.

          7.1 Airspan will issue an invoice (the "Invoice") to Distributor in accordance with the payment terms below. The Invoice specifically will identify the Equipment, Software, or other items shipped, and the Contract Price of such items. Any Installation Services or other services provided by Airspan will be invoiced separately following completion of such services. The Invoice also shall state the total due to Airspan from Distributor (the "Invoice Total"), which shall include the Contract Price, and any applicable taxes, duties, and other fees due pursuant to Section 6 of this Agreement. Payment of the Invoice Total is due (without any right of set-off) Net forty-five (45) days after the date of invoice.


          7.2 If Distributor disputes any invoice or part thereof, Distributor must notify Airspan in writing within twenty-five (25) days of the invoice date giving details of the reason for such dispute.

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                                     Page 8

     Distributor and Airspan agree to work together in good faith to resolve the dispute as quickly as possible. Distributor may withhold payment of such disputed amounts until resolution of the dispute. Any parts of the invoice not under dispute shall be paid net forty-five (45) days after the date of invoice. On resolution of the dispute, Distributor shall immediately pay any amounts due in full.

          7.3 Distributor will make payment by wire or telegraphic transfer to the bank account set forth below or, on receipt of written notification from Airspan, to another designated bank within the United States.

     Bank:            Seafirst Bank, 10555 N.E. 8th, Bellevue, WA98004, USA.
     Account name:    Airspan Networks Inc.
     Account number:  68777507
     Routing Number:  125 - 0000 - 24
     Further instructions: "Reference (Distributor's name), Purchase Order number, Payment of Invoice number"

     Payment will be deemed to have been made upon receipt of funds in Airspan's bank.

     7.4 If the cost to Airspan of performing this Agreement increases as a result of any change to the law or increase in import duty or freight duty, Airspan may, at any time, add such increase to the Contract Price by notifying Distributor in writing of such increase.

8.   DELIVERY, TITLE AND RISK OF LOSS.

     8.1 All Equipment and Software will be delivered by Airspan CIP (as defined in Incoterms 2000) to an airport in South Dakota that completes international customs clearances and shipped to a location within the city limits of the above arrival airport, such airport and delivery location are to be agreed upon in writing by the parties for each Purchase Order. Airspan will be responsible for and pay all packing, shipping, freight, and insurance charges to the agreed upon location within the city limits. If requested by Distributor, Airspan may arrange for shipment to be made to Distributor's identified warehouse facilities or freight forwarder outside of the city limits, subject to approval in writing by Airspan and agreement to any additional charges in advance of shipment. Unless specified in the Purchase Order, Airspan will select the mode of shipment and the carrier.

     In this Agreement, "Incoterms" means the most recent international rules for the interpretation of trade terms published by the International Chamber of Commerce as in force on the Effective Date. Unless the context otherwise requires, any term or expression which is defined in or given a particular meaning by the provisions of the Incoterms shall have the same meaning in this


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                                     Page 9

     Agreement, but if there is any conflict between the provisions of the Incoterms and this Agreement, the latter shall prevail.

     8.2 All risk of loss or damage to the Equipment and Software will pass to Distributor on collection by the freight forwarder from Airspan. However, Airspan will insure the Equipment against loss or damage in transit to the agreed to location as set forth in the Purchase Order within the city limits of the arrival airport as set forth in Paragraph 8.1.

     8.3 Title to the Equipment shall pass to Distributor on collection by the freight forwarder from Airspan.

     8.4  If Distributor has any Airspan owned Equipment in its possession:

     a. Distributor shall ensure that Equipment is clearly marked as the property of Airspan, and if asked, shall inform any third parties that the Equipment is the property of Airspan;

     b. Distributor shall not purport to create any security, mortgage, lien or pledge over the Equipment, or otherwise deal with the Equipment without Airspan's written consent;

     c. In the event of any threatened seizure of the Equipment by any third parties, and on termination or expiration of this Agreement, or any Contract made pursuant to it, Airspan shall have the right, without prejudice to any other remedy, to enter without prior notice any premises and to repossess and take away or otherwise deal with the Equipment.

     8.5 The Software shall at all times remain the exclusive property of Airspan, subject to the uses provided herein.

     8.6 Unless Distributor clearly advises Airspan to the contrary in writing, Airspan may make partial deliveries on account of Purchase Orders. Delay in delivery of any installment shall not relieve Distributor of its obligation to accept said installment, provided that said delay does not exceed sixty (60) days from Airspan's scheduled ship date and unless Distributor has clearly advised Airspan to cancel the delayed installment in writing at least fifteen (15) days prior to its revised planned shipment date or its actual shipment date by Airspan.

     8.7 Airspan will use reasonable efforts to meet Distributor's requested delivery schedules for Equipment and Software, but Airspan reserves the right to refuse, or delay delivery to Distributor when Distributor's credit is impaired,

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                                    Page 10
     when Distributor is delinquent in payments or fails to meet other credit or financial requirements reasonably established by Airspan, or when Distributor has failed to perform its obligations under this Agreement.

     8.8 Should orders for Equipment and Software exceed Airspan's available inventory, Airspan will allocate its available inventory and make deliveries on a basis that Airspan deems equitable, in its sole discretion, and without liability to Distributor on account of the method of allocation chosen or its implementation. In any event, Airspan shall not be liable for any direct, indirect, consequential, or special losses or damages (including, but not limited to, loss of income or profit and loss of data) that may be suffered by the Distributor or by any other person for failure to deliver or for any delay or error in delivery of Equipment or Software for any reason whatsoever.


9.   TRADEMARKS AND COPYRIGHTS.

     9.1 Distributor acknowledges Airspan's exclusive right, title, and interest in and to any trademarks, trade names, logos and designations which Airspan may at any time have adopted, used, or registered in the United States of America and in the Territory (the "Trademarks"), and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of said right, title, and interest. In connection with any reference to the Trademarks, Distributor shall not in any manner represent that it has an ownership interest in the Trademarks or registration(s) thereof, and Distributor acknowledges that no action by it or on its behalf shall create in Distributor's favor any right, title, or interest in or to the Trademarks.

     9.2 Distributor recognizes the validity of Airspan's copyright in any written material to which Airspan shall have made a claim to copyright protection, and Distributor specifically recognizes Airspan's exclusive right to copyright protection and/or registration of any translation of any advertising, promotional, or descriptive material furnished to Distributor by Airspan.

     9.3 Whenever Distributor refers to the Trademarks in advertising or in any other manner to identify the products, Distributor shall clearly indicate Airspan's ownership of the Trademarks and before distributing or publishing any advertising, descriptive, or promotional materials, Distributor shall affirmatively provide Airspan with an opportunity to inspect and approve such materials.

     9.4 Distributor agrees that when referring to the Trademarks, it shall diligently comply with all laws pertaining to the Trademarks at any time in force in the Territory.


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                                    Page 11

     9.5 Distributor shall promptly notify Airspan of any and all infringements, imitations, illegal uses, or misuses of the Trademarks which come to Distributor's attention. Distributor also agrees that it shall not at any time take any action in the courts or before the administrative agencies of the Territory or otherwise to prevent the infringement, imitation, illegal use, or misuse of the Trademarks, it being clearly understood by Distributor that such action falls wholly within the authority of Airspan as sole owner of the Trademarks.

     9.6 Distributor agrees to render to Airspan all assistance in connection with any matter pertaining to the protection of the Trademarks, whether in the courts or before the administrative agencies of the Territory or otherwise, and to make promptly available to Airspan, its Distributors, and attorneys all of Distributor's files, records, and other information pertaining to the advertising, promotion, and sale of the Airspan Products. All assistance requested by Distributor in this paragraph shall be at AIRSPAN's expense. This Expense includes costs, attorneys' and consultants' fees, and reimbursement of time spent by officers, agents and employees of Distributor.

     9.7 Distributor agrees and undertakes that it will not at any time, whether during the term of this Agreement or after its expiration or termination, adopt, use, or register without Airspan's prior, written consent any work or symbol or combination thereof which is similar to any of the Trademarks.

     9.8 In the advertising and sale of Airspan Products, Distributor may use the Trademarks in relation to those Airspan Products. Distributor will not make or permit the alteration or removal of any tags, labels, or other identifying marks placed by Airspan on Airspan Products. Distributor will not use or give any third party permission to use the Trademarks. Distributor will not use, or give any third party permission to use, the names "Airspan Communications Ltd.", "Airspan Networks Incorporated", "ACL", "ANI" or abbreviations or derivations thereof in Distributor's corporate titles, or in any way which might result in confusion as to Airspan and Distributor being separate and distinct entities. Distributor admits Airspan's exclusive ownership of the name "Airspan Networks Incorporated", "Airspan Communications Ltd.", "ANI", "ACL", and any abbreviations or derivations thereof and all of Airspan's Trademarks (whether registered or not). Distributor shall not take any action inconsistent with Airspan's ownership of such Trademarks; therefore, Distributor shall treat all of Airspan's items distinctively (as to typography) and shall only use exact
reproductions of all Airspan's symbols (including Airspan's logo).   Distributor
shall not adopt or use any Trademark or product name which may be confusingly similar to any Airspan Trademark. Distributor may use the Airspan logo as it appears on Airspan's letterhead.

10.  CONFIDENTIAL INFORMATION AND TRADE SECRETS.


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                                    Page 12

     10.1 In this Agreement, the term "Confidential Information" shall mean the information of Airspan disclosed to Distributor in connection with its performance under this Agreement, which is in written, recorded, photographic, machine-readable, or other physical form or oral information reduced to writing as soon as practicable after disclosure to Distributor, and which is conspicuously marked "Confidential", "Proprietary", "Private", or in any other manner indicating its confidential and/or proprietary nature. Without limitation, Confidential Information includes: (1) Airspan's software products, materials, data reports, programs, documentation, diagrams, and all related technical information; (2) all information relating to Airspan's business and products which is critical to Airspan's position in the marketplace, including future plans of Airspan relating to the fields of endeavor in which Distributor performs services for Airspan, the nature of certain work projects to which Distributor is exposed, and the identity of persons working on those projects; and (3) any improvements, enhancements, or modifications to the above made by or on behalf of Airspan during the performance under this Agreement which are provided, made available, or disclosed by or on behalf of Airspan to Distributor, or used by Airspan or any of Airspan's other Distributors in connection with their own sales activities.

     10.2 Trade secrets are confidential information that includes ideas, concepts, techniques, processes, inventions, knowledge, and know-how developed by Airspan which: (1) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (2) is subject to the efforts of Airspan that are reasonable under the circumstances to maintain its secrecy. (This "trade secret" language comes from the Uniform Trade Secrets Act.)

     10.3 Distributor covenants and agrees that it will use the Confidential Information solely for the performance of services under this Agreement, and shall not disclose such Confidential Information to any other person (including Airspan employees in any other division, group, or entity), firm, or corporation.

     10.4 Distributor shall use the same degree of care in safeguarding the Confidential Information as it uses for its own confidential information of like importance, but no less than reasonable care. Upon discovery of any disclosure or misuse of Confidential Information, Distributor shall endeavor to prevent any further disclosure or misuse.

     10.5 All Confidential Information shall remain the property of Airspan, and such Confidential Information and all copies thereof shall promptly be returned to Airspan upon request or, at Airspan 's option, destroyed, in which case Airspan shall be notified in writing when it has been destroyed.


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                                    Page 13

     10.6 Nothing contained in this Agreement shall be construed as granting to or conferring upon Distributor any rights, by license or otherwise, express or implied, in Airspan's Confidential Information, other than the right to use the Confidential Information for the purpose of this Agreement.

     10.7 Any copies of the Confidential Information made by Distributor shall reproduce proprietary marking and legends included therein, but the provisions of this Agreement supersede any provisions of such legends inconsistent herewith.

     10.8 The terms and conditions of this Agreement shall not be disclosed by Distributor to others, except with the prior, written consent of Airspan, or as may be required by law or as necessary to establish its rights hereunder.

     10.9 If, in connection with its performance, Distributor discloses to Airspan any ideas, developments, or inventions conceived or actually reduced to practice by Distributor prior to its performance hereunder, no relationship, confidential or otherwise, express or implied, is established with Airspan by the disclosure thereof. With respect to any such disclosure, no obligation of any kind is assumed by nor may be implied against Airspan, its subsidiary, or associated companies unless a formal, separate, written contract regarding the subject of disclosure is consummated by the parties, and then the obligation shall be only as expressed in the separate contract.

     10.10 Distributor agrees that any breach of the provisions of this Section by Distributor or Distributor's personnel, agents, or subcontractors, or any third party providing products or services to Distributor will cause immediate and irreparable injury to Airspan and that, in the event of such breach, Airspan shall be entitled to injunctive relief and any and all other remedies available at law or in equity.

     10.11 After Distributor has received Airspan's Confidential Information and know-how, it will be impossible to segregate Airspan's knowledge and know-how from other knowledge acquired independently by Distributor. Accordingly, during the performance of this Agreement and for three (3) months after termination of services under this Agreement, Distributor will not offer services to third parties which compete with the services provided by Airspan under this Agreement, or otherwise use the knowledge acquired from Airspan in order to compete with Airspan or its customers. Notwithstanding anything to the contrary above, Distributor is not precluded from any activities which concern product sectors or industries other than those that concern products or services similar to those offered by Airspan in connection with this Agreement. Nothing in this paragraph will be construed to prevent Distributor from providing service to existing customers of Distributor which would result in their interruption of service to the public.


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                                    Page 14

     10.12 During the performance of this Agreement and for three (3) months after termination of services under this Agreement, Airspan will not offer products or services to third parties which compete with the products or services provided by Distributor under this Agreement, or otherwise use the knowledge acquired from Distributor in order to compete with Distributor its customers

     10.13 The obligations of this Section 10 shall survive the expiration or termination of this Agreement.

11.  SOFTWARE LICENSE.

     11.1 Airspan grants Distributor, and Distributor hereby accepts, a nonexclusive, non-transferable license to use, and to sublicense as set forth below, Software provided by Airspan hereunder only on a single System or unit of Equipment, as may be applicable. No license is granted to use the Software on multiple Systems or in conjunction with Equipment furnished by a party other than Airspan, unless specifically agreed to in writing by Airspan. Software licensed under this Agreement is defined as: (a) any digital instruction sequence or control data contained on any media, including but not limited to, any magnetic-, electronic-, optical-, or organic device, and the term Software shall include any enhancement, modification, extension, part, portion or expansion thereof or implementation or downloading from network of any of the foregoing, for use exclusively on a System or a unit of Equipment; and (b) all associated documentation used to describe, maintain and use the Software.

     11.2 Any Software provided to Distributor by Airspan will be treated as the exclusive property of Airspan, and Distributor will: (a) treat such Software as Confidential Information under Section 10 of this Agreement; (b) utilize such Software or any portions or aspects thereof (including any methods or concepts utilized therein) solely on Systems or Equipment provided by Airspan; (c) forthwith return to Airspan all memory media, documentation and/or other material that has been modified, updated or replaced; (d) except to the extent permitted by applicable law not modify, disassemble or decompile such Software, or reverse engineer any portion of the Software or functioning of Systems or Equipment, or permit others to do so, without Airspan's prior written consent;
(e) except to the extent permitted by applicable law not reproduce or copy such Software in whole or in part except for backup and archival purposes or as otherwise permitted in writing by Airspan; (f) not perform or release benchmarks or other comparisons of the Software; and (g) not remove any trademark, tradename, copyright, notice or other proprietary notice from the Software and Distributor shall be responsible for the conservation of the same on any back-up copy of the Software.


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                                    Page 15

     11.3 In the event of a breach of this license by Distributor, then Airspan may, in its discretion, terminate the license with immediate effect, whereupon Distributor shall return to Airspan all Software and copies thereof within ten
(10) days.

12        EXCUSABLE DELAY.

Airspan shall not suffer any liability for non-performance, defective performance, or late performance under this Agreement due to causes beyond its control and without its fault or negligence such as, but not limited to, acts of God, war (including civil war), civil unrest, acts of government, fire, floods, explosions, the elements, epidemics, quarantine, restrictions, strikes, lock-outs, plant shutdown, material shortages, or delays in transportation or delays of its suppliers or subcontractors for like cause.

In the event of excusable delay as defined in the preceding sentence, then Airspan, upon giving prompt written notice to Distributor, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference (and Distributor shall likewise be excused from performance of its obligations on a day-to-day basis to the extent Distributor's obligations relate to the performance so prevented, restricted, or interfered with), provided that Airspan shall use its best endeavors to avoid or remove such causes of non-performance and both parties shall proceed to perform with dispatch whenever such causes are removed or cease to exist.



13.  TERM AND TERMINATION.

     13.1 This Agreement shall remain in effect for sixty (60) months from the Effective Date (the "Initial Term"). After the Initial Term, the term of the Agreement may be extended by a further period of five (5) years by mutual written agreement by the parties in the form of an amendment to this Agreement. If Distributor wishes to extend the term of the Agreement beyond the Initial Term, it must notify Airspan in writing at least six (6) months prior to then end of the Initial Term. However, nothing contained herein shall be interpreted as requiring either party to renew or extend this Agreement. Notwithstanding the provisions of this section or of any other provisions of this Agreement, this Agreement may be terminated prior to the expiration of its stated term as set forth below.

     13.2 Either party may terminate this Agreement at any time during the term of this Agreement if either party fails materially to comply with any covenant, term, or provision of this Agreement, by written notice given to the other party not less than thirty (30) days prior to the effective date of such termination. Either party's right to terminate this Agreement under this Section 13.2 may not be exercised unless said


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                                    Page 16
party shall have given the other party written notice of the failure, and the other party has not cured the failure within the thirty (30) day period following notice from said party.

     13.3 This Agreement terminates automatically for just cause, with no further act or action of either party if: (a) a receiver is appointed for Distributor or its property; (b) Distributor makes an assignment for the benefit of its creditors; (c) any proceedings are commenced by, for, or against Distributor under any bankruptcy, insolvency, or debtor's relief law; or (d) Distributor is liquidated, dissolved, or otherwise terminates its activities.

     13.4 In the event of termination by either party for any reason, Distributor shall provide Airspan with lists of existing customers as well as other information necessary for an orderly changeover of representation in the Territory.

     13.5 Upon termination, Distributor shall immediately return to Airspan all Confidential Information, and Distributor agrees that neither it nor any company or organization controlled or directed by it shall divulge the contents of such material to any person at any time, notwithstanding the termination of this Agreement.

     13.6 Airspan shall not be liable to Distributor for damages of any kind, including incidental or consequential damages, on account of the termination of this agreement in accordance with this section 13. Airspan shall not be liable to Distributor on account of termination or expiration of this Agreement for reimbursement or damages for loss of goodwill, prospective profits, or anticipated orders, or on account of any expenditures, investments, leases, or commitments made by either party, or for any other reason whatsoever based upon or growing out of such termination or expiration. Airspan will recognize payments due to Distributor for orders received up to ninety (90) days after the termination or expiration of this Agreement.

     13.7 Distributor acknowledges and agrees that: (a) Distributor has no expectation and has received no assurances that its business relationship with Airspan will continue beyond the states term of this agreement or its earlier termination in accordance with this section, that any investment by Distributor in the promotion of Airspan's Products will be recovered or recouped, or that Distributor shall obtain any anticipated amount of profits by virtue of this Agreement; and (b) Distributor shall not have or acquire by virtue of this Agreement or otherwise any vested, proprietary, or other right in the promotion of Airspan's Products or in any goodwill created by its efforts hereunder.

     13.8 This Section 13.8, as well as the provisions of Sections 9, 10, 11, 16, 17 and 18, shall survive the termination of this Agreement.


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                                    Page 17

14.  WARRANTY.

     14.1 THE WARRANTIES SET FORTH IN SECTIONS 14 AND 15 OF THIS AGREEMENT ARE IN LIEU OF, AND Airspan HEREBY DISCLAIMS, ALL OTHER WARRANTIES AND CONDITIONS, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED TERMS AND WARRANTIES OF SATISFACTORY QUALITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     14.2 Subject to Sections 14.3 and 14.4, Airspan warrants that the Equipment sold to Distributor under this Agreement shall, under normal use and service, be free from defects in materials and faulty workmanship, and that the Software licensed to Distributor under this Agreement shall conform in all material respects to Airspan's published specifications therefor. The warranty period for any item of Equipment and related Software shall be twelve (12) months from the date of delivery of such Equipment and related Software to Distributor as set forth in Paragraph 8.1 (hereinafter, this period of time shall be referred to as the "Initial Warranty Period.")

     14.3 Airspan's obligation and Distributor's sole remedy under this warranty are limited to the replacement or repair, at Airspan's option, of the defective Equipment or Software within the Initial Warranty Period. Airspan shall have no obligation to remedy any such defect if it can be shown that: (a) the Equipment or Software was altered, repaired, or reworked by any party other than Airspan without Airspan's prior written consent; (b) such defects were the result of Distributor's or a third party's improper storage, mishandling, abuse, or misuse of the Equipment or Software; (c) such defects were the result of Distributor's or a third party's use of the Equipment or Software in conjunction with equipment electronically or mechanically incompatible or of an inferior quality; or (d) the defect was the result of damage by fire, explosion, power failure, or any act of nature.

     14.4 In no event shall Airspan be obliged to provide on-site maintenance. Subject to the provisions of this warranty clause, defective parts or components must be returned by Distributor to Airspan's designated facility located within the contiguous 48 states in the United States, freight prepaid, within the Initial Warranty Period, and said defective parts will be repaired or replaced by Airspan at no charge to Distributor. In connection with such return by Distributor, Distributor shall comply with Airspan's Return Material Authorization (RMA) procedures. Risk of loss or damage to Equipment or Software returned to Airspan for repair or replacement shall be borne by Distributor until delivery to Airspan. Upon delivery of such Equipment or Software, Airspan shall assume the risk of loss or damage until that time that the Equipment or Software being repaired or replaced is returned and delivered to Distributor. Distributor will pay all transportation costs for Equipment or Software shipped to Airspan for repair or replacement. Airspan shall pay all transportation costs associated


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                                    Page 18
with returning repaired or replaced Equipment or Software to Distributor unless there was no fault found (NFF), in which event, the Distributor shall pay such transportation costs, along with Airspan's then prevailing standard NFF charge.

     14.5 Airspan will charge Distributor for any maintenance carried out which is not covered by the warranties contained in Section 14.2 or Section 15 at Airspan's then prevailing standard rates for such services.

15.  WARRANTY ON REPAIRED AND REPLACEMENT MATERIALS.

Airspan warrants that, following repair or replacement, the repaired or replaced Equipment or Software by Airspan shall be free from defects in materials and faulty workmanship and that the Software will conform in all material respects to Airspan's published specifications therefor for ninety (90) days from date of shipment from Airspan to Distributor or until the end of the Initial Warranty Period, whichever is longer.

16.  LIMITATION OF LIABILITY.

     16.1 WITHOUT PREJUDICE TO SECTION 16.4, NEITHER Airspan, NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, SHAREHOLDERS, OR AFFILIATES (Airspan AND SUCH OTHER PERSONS, THE "Airspan PARTIES"), SHALL HAVE ANY LIABILITY TO DISTRIBUTOR FOR LOSS OF PROFITS, INCOME, REVENUE OR DATA, OR INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES OR LOSSES, ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT, ANY PURCHASE ORDER PLACED PURSUANT TO THIS AGREEMENT OR ANY OTHER COLLATERAL CONTRACT, OR FROM OR IN CONNECTION WITH THE EQUIPMENT OR THE SOFTWARE OR THE USE THEREOF OR THE INABILITY TO USE THEM EITHER SEPARATELY OR IN COMBINATION WITH OTHER EQUIPMENT OR SOFTWARE, OR FROM ANY OTHER CAUSE, WHETHER CAUSED BY NEGLIGENCE, BREACH OF CONTRACT, STRICT LIABILITY, BREACH OF WARRANTY, ON GROUNDS OF FAILURE OF ESSENTIAL PURPOSE OR OTHERWISE.

     16.2 Without prejudice to Sections 16.3 and 16.4, the liability of the Airspan Parties, taken as a whole, for each event or series of connected events arising out of or in connection with this Agreement, any purchase order placed pursuant to this Agreement, or any other collateral contract, or from or in connection with the Equipment or Software or the use thereof, or the inability to use them either separately or in combination with other equipment or software, or from any other cause, whether caused by negligence, breach of contract, strict liability, breach of warranty, on grounds of failure of essential purpose, or otherwise, shall in no circumstance exceed the total amount payable by Distributor to Airspan under this Agreement for the provision of

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                                    Page 19
the Equipment or Software which gave rise to the loss or damage or in connection with which the loss or damage was incurred.

     16.3 Airspan Parties, taken as a whole, shall be liable for physical damage to Distributor's property resulting from Airspan's negligence under or in connection with this Agreement up to a maximum aggregate amount of one million US Dollars (US$1,000,000). And Distributor, taken as a whole, shall be liable for physical damage to Airspan's property resulting from Distributor's negligence under or in connection with this Agreement up to a maximum aggregate amount of one million US Dollars (US$1,000,000).

     16.4 Nothing in this Agreement shall exclude or in any way limit Airspan liability for death or personal injury caused by its negligence.

     16.5 Save as provided for in Section 17 Distributor shall indemnify and hold harmless and defend the Airspan Parties from and against all claims, demands, actions, suits, proceedings, writs, judgments, orders and decrees brought, made or rendered against them or any of them and all damages, losses and expenses suffered or incurred by them or any of them howsoever arising out of or related to the breach by Distributor of any of the terms of this Agreement. Airspan shall notify Distributor forthwith of any claim, demand, action, suit, proceeding, writ, judgment, order or decree falling within the scope of this Section 16.5 and shall permit Distributor sole conduct of the same and shall provide reasonable assistance in relation thereto, subject to appropriate defense by Distributor and the payment by Distributor of Airspan's reasonable costs and expenses.

     16.6 Distributor shall include, in its agreements with its customers pursuant to which Distributor supplies Equipment or Software, provisions pursuant to which such customers agree that the Airspan Parties shall have no liability for any of the types of damages referred to at Section 16.1 in connection with or arising from the Equipment or Software or the use thereof, or the inability to use them either separately or in combination with other equipment or software, or from any other causes.

17.  INTELLECTUAL PROPERTY RIGHTS INDEMNITY.

     17.1 Airspan agrees to indemnify and hold Distributor harmless with respect to any suit, claim, or proceeding brought against Distributor by a third party alleging that Distributor's use of the Equipment or the Software, separately or in combination, as a whole or in part, constitutes an infringement of any patent or copyright or misuse of proprietary or trade secret information. Airspan agrees to defend Distributor against any such claims and to pay all litigation costs, reasonable attorney's fees, settlement payments, and any damages awarded or resulting from any such claim.


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                                    Page 20

     17.2 Distributor shall promptly advise Airspan of any such suit, claim, or proceeding and shall co-operate with Airspan in the defense or settlement thereof. Airspan shall have sole control of the defense of any action involving such a claim and of all negotiations for its settlement or compromise.

     17.3 In the event that an injunction is obtained against Distributor's use of the Equipment and/or the Software, in whole or in part, as a result of any such claim, Airspan shall use its best efforts to either: (a) procure for Distributor the right to continue using the portions of the Equipment or the Software enjoined from use; or (b) replace or modify the same with functionally equivalent or better Equipment and/or Software so that Distributor's use is not subject to any such injunction. In the event that Airspan cannot perform the remedies set forth in Sections 17.3(a) or 17.3(b), then Distributor shall have the right to return such Equipment and the Software to Airspan. In the event of such return, Airspan shall refund the depreciated value of the Equipment and the license to use the Software within thirty (30) days of the receipt by Airspan of the Equipment and the Software.

     17.4 This indemnity shall not apply to claims arising in respect to the use of the Equipment or Software supplied by Airspan or manufactured by its suppliers in accordance with any design or any special instruction furnished by Distributor, or which is used by Distributor in a manner or for a purpose not contemplated by this Agreement.

     17.5 The provisions of this Section 17 set forth the entire obligation of Airspan with respect to any claim of patent infringement, copyright infringement, or misuse of proprietary or trade secret information.

18.  EXPORT CONTROLS AND LEGAL COMPLIANCE.

     18.1 If any approval with respect to this Agreement, or the registration thereof, shall be required at any time during the term of this Agreement, with respect to giving legal effect to this Agreement in the Territory, or with respect to compliance with exchange regulations or other requirements so as to assure the right of remittance abroad of United States dollars pursuant to
Section 6 hereof, Distributor shall immediately take whatever steps may be necessary in this respect, and any charges incurred in connection therewith shall be for the account of Distributor. Distributor shall keep Airspan currently informed of its efforts in this connection. Airspan shall be under no obligation to ship Airspan Products to Distributor hereunder until Distributor has provided Airspan with satisfactory evidence that such approval or registration is not required or that it has been obtained.

     18.2 In the performance of its obligations under this Agreement, Distributor shall at all times strictly comply with all export laws, regulations, and orders of the


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                                    Page 21

United Kingdom and the United States of America. Distributor specifically acknowledges that Equipment, Software or technology supplied or licensed by Airspan under this Agreement are subject to U.K. and U.S. trade sanctions and export control laws and regulations including, but not limited to, the various Foreign Assets Control Regulations, the Export Administration Regulations, and the International Traffic in Arms Regulations. Distributor specifically acknowledges that Equipment, Software, or technology obtained from Airspan pursuant to this Agreement shall not be exported, re-exported, transshipped, disclosed, diverted, or transferred, directly or indirectly, contrary to U.K. and U.S. laws, orders or regulations. The provisions of this section shall survive any termination of this Agreement.

19.  TRAINING AND DOCUMENTATION.

     19.1 Airspan shall provide a single technical course in the English language for up to two (2) qualified technicians of Distributor during the first year of this Agreement. The training course so developed by Airspan shall be used to familiarize Distributor's technicians with the use and maintenance of Airspan Products. Training will be conducted at Airspan's facilities in Uxbridge, UK, unless otherwise agreed to by Airspan. The necessary instructors and training facilities will be provided by Airspan at no charge to Distributor. Distributor will pay all additional expenses of training including, but not limited to, travel and room and board. Additional training courses may be requested by Distributor at Airspan's then current rates for such courses.

     19.2 Airspan agrees to provide Distributor at no additional charge with its standard package of documentation related to the use, maintenance, and installation of Airspan Products. In the event that such documentation is modified during the term of this Agreement, Airspan agrees to provide to Distributor at no additional charge all such modifications. In addition to the documentation described above, Airspan agrees to provide at no additional charge reasonable amounts of sales materials such as brochures, press releases, and fact sheets. All documentation provided by Airspan to Distributor shall be in the English language. All translation of such documentation provided by Airspan will be at Distributor's sole expense. All such translations and advertising material not supplied by Airspan relating to Airspan Products and services will be submitted to Airspan for approval before publication or dissemination.

20.  CONFLICT OF INTEREST.

Distributor confirms that it has revealed all information pertaining to possible conflicts of interest created by the sale of competing products or services or arising from other positions or contracts held by Distributor, and represents that no conflict of interest exists. Any future circumstances which could create possible conflicts of interest will be revealed to Airspan as soon as they become known by informing Airspan of any business relationships, circumstances, or situations which could prejudice in any way

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                                    Page 22
the conduct of Airspan marketing activities according to the highest ethical and business standards, or place Airspan or Distributor in any kind of embarrassing situation.

21.  MISCELLANEOUS.

     21.1 Pursuant to the Foreign Corrupt Practices Act of the United States of America, directors, officers, or employees of Distributor shall not offer or pay any bribe to any individual or corporation in connection with the provision or support of any Airspan Products obtained under this Agreement. When other individuals or organizations are required to participate in the sales program covered by this Agreement, they shall be compensated fairly based on the tasks performed. In no circumstances are public servants or holders of public office to be offered or paid any bribe or other benefit, direct or indirect. No contribution in any way related to Airspan shall be made to candidates for public office or to political parties or other political organizations, regardless of whether such contributions are permitted by the laws of the Territory. The parties agree that both parties will comply fully with all of the terms, conditions, rules, regulations and statutes of the Foreign Corrupt Practices Act. The parties further agree that if either party violates any of the provisions of said Act, the party violating the Act will indemnify the other party from any and all liability thereunder, including costs, expenses, fines or legal fees.

     21.2 In performing this Agreement, the parties shall comply with all applicable laws, rules, and regulations, and shall indemnify, defend and save each other harmless from said party's failure to do so. Furthermore, if this Agreement, the relationship created hereby or the performance hereof is determined by either party to be contrary either to (a) the laws, rules or regulations applicable to the parties; or (b) the parties' representations as set forth herein, this Agreement will be null and void from its inception. The parties have entered into this Agreement in material reliance on the following representations made by each party that:

          a. Neither this Agreement, the relationship created hereby nor the performance hereof is contrary to any applicable law, rule or regulation;

          b. The parties have not refunded and will not refund either directly or indirectly, any funds to any director, officer, employee or other representative of either party (or of any subsidiary controlled by or affiliated with either party) or to such party's family; and

          c. The parties represent and covenant that they have not made and will not commit themselves to make, nor will they directly or indirectly make, any payments in connection with the business of the parties to any director, officer, official, employee or shareholder of any governmental or private

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                                    Page 23
     customer, or prospective customer, or of any political party, or to such party's family, or that are otherwise illegal under applicable law.

Distributor understands and agrees that Airspan will comply with any legal provision requiring disclosure of, or request from a government or governmental or private customer to disclose, by affidavit or otherwise, the identity of payments made or to be made to Distributor.

     21.3 Neither party may assign this Agreement or subcontract its obligations under this Agreement to another party without the other party's prior, written consent executed by a duly authorized officer. The parties agree that if said assignment is to a subsidiary or affiliate organization, said consent to assignment will not be unreasonably withheld.

     21.4 This Agreement shall be construed in accordance with and governed by the laws of the State of South Dakota.

     21.5 Any dispute, controversy or claim between the parties arising out of, or in connection with, this Agreement, or the breach, termination or validity thereof will be resolved by mutual agreement of the parties, provided that this shall not limit the ability of the parties to seek temporary or interim injunctive relief in the event of any breach or threatened or impending breach of the confidentiality provisions of this Agreement. If any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof is unable to be resolved by mutual agreement of the parties, each of the parties hereby (i) agrees that any action, suit or proceeding with respect to this Agreement against it or its properties or revenues must be brought exclusively in the federal and state courts siting in Minneapolis, MN, and (ii) irrevocably submits to the exclusive jurisdiction of any such court and any appellate court from any order or judgment thereof in any such action, suit or proceeding. The parties hereby irrevocably agree that all claims in respect of such action, suit or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action, suit or proceeding. The parties agree that a final judgment in any such action, suit, or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     21.6 The parties' failure to enforce at any time any of the provisions of this Agreement or any right with respect thereto, or to exercise any option herein provided shall in no way be construed to be a waiver of such provision, rights, or options, or in any way to affect the validity of this Agreement. The parties' exercise of any of their rights hereunder or of any options hereunder under the terms or covenants herein shall not preclude or prejudice the parties from thereafter exercising the same or any right


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                                    Page 24
which they may have under this Agreement, irrespective of any previous action or proceeding taken by either party hereunder.

     21.7 In the advertising and sale of Airspan products, Distributor will utilize Airspan's regular trade names and trademarks only as permitted or directed by Airspan, will not make or permit alteration or removal of any tags, labels, or other identifying marks placed by Airspan on its products, and will not use the name "Airspan Communications Corporation" or abbreviations thereof in Distributor's corporate titles or in any other way which might result in confusion as to Airspan and Distributor being separate and distinct entities. Distributor will not register any Airspan trademark.

     21.8 This Agreement shall be binding upon the parties, their heirs, successors in interest and permitted assigns.

     21.9 This Agreement and any attachment hereto shall be modified only by an instrument in writing and signed by duly-authorized officers or agents of the parties.

     21.10 All notices, requests, consents, and other communications hereunder must be in writing and will be deemed to have been properly given when actually received by the party to whom sent, at the following addresses:



     To:  Airspan                    To: Distributor

     Airspan Networks Inc.           GLS LLC
     777 108 Th. Avenue NE           501 Fourth Street
     Suite 1895                      PO Box 67
     Bellevue, Washington            Sergeant Bluff, IA
     98004                           51054
     Attn:  Peter Stanway            Attn: Jon Winkel
     Contracts Manager
     Fax No. 919-319-0106


     21.11 The provisions of this Agreement are severable, and if any provision is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability will affect only such provision or part thereof in such

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                                    Page 25
jurisdiction, and will not in any manner affect the provision in any other jurisdiction, or any other provision in this Agreement in any other jurisdiction.



     21.12 Distributor agrees not to publish any press releases or otherwise publicize the existence, or any of the terms, of this Agreement without the prior written consent of Airspan, such consent not unreasonably to be withheld or delayed.

22. This document constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous communications, representations, understandings, and agreements, either oral or written, between the parties or any official or Distributor thereof with respect to the subject matter hereof.



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                                    Page 26

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date, such parties acting by their officers, being thereunto duly authorized.


Airspan Networks Inc.                GLS LLC


By:  _______________________________   By:  ______________________________

Name: ______________________________   Name: _____________________________

Title: ______________________________  Title: ____________________________

                                    Page 27